Exhibit 99.1

Games & Esports Experience Acquisition Corp. Announces Pricing of Upsized $175 Million Initial Public Offering

Los Angeles, CA, December 2, 2021 — Games & Esports Experience Acquisition Corp. (the “Company”) announced today the pricing of its upsized initial public offering (“IPO”) of 17,500,000 units at $10.00 per unit. The units will be listed on the Nasdaq Global Market (“Nasdaq”) and trade under the ticker symbol “GEEXU” beginning tomorrow, December 2, 2021. Each unit consists of one Class A ordinary share of the Company and one-half of one redeemable warrant, with each whole warrant exercisable to purchase one Class A ordinary share at a price of $11.50 per share. Only whole warrants are exercisable. Once the securities comprising the units begin separate trading, the Company’s Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “GEEX” and “GEEXW,” respectively.

The IPO is expected to close on December 6, 2021, subject to customary closing conditions.

The Company is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business, industry, sector or geographical location, it intends to focus its search on target businesses in interactive media, operating directly within or adjacent to competitive gaming and esports sectors or in industries with similar user characteristics or demographics including, but not limited to, ecommerce, media, content and other intellectual property, sports & entertainment, and social media. Concurrently with the initial business combination, the Company currently plans to merge with Gamers Club Holdings, LLC, a gaming technology subscription platform and community hub based in Brazil and an affiliate of GEEX Sponsor, LLC, the Company’s sponsor. The Company will not, however, complete an initial business combination with only Gamers Club.

J.P. Morgan Securities LLC and William Blair & Company, L.L.C.. are serving as joint book-running managers for the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 2,625,000 units at the initial public offering price to cover over-allotments, if any.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com; or William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, Illinois 60606, by telephone at (800) 621-0687 or by email at prospectus@williamblair.com.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission (the “SEC”) and was declared effective on December 1, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s IPO and the use of the net proceeds therefrom, the anticipated closing date of the IPO and the Company’s plans with respect to a potential initial business combination. No assurance can be given that the IPO discussed above will be completed on the terms or timing described, or at all, or that the net proceeds of the IPO will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Tomi Kovanen

Games & Esports Experience Acquisition Corp.

P: (213) 266-7674

E: tk@geexcorp.com